                                                                    EXHIBIT 99.4

                        HALLMARK FINANCIAL SERVICES, INC.

                        __________ Shares of Common Stock
           Offered Pursuant to Rights Distributed to Security Holders

                                                                 _________, 2003

To Securities Dealers, Commercial Banks, Trust Companies and Other Nominees:

            This letter is being distributed to securities  dealers,  commercial banks, trust companies and other nominees in connection with the rights offering
(the "Rights Offering") by Hallmark Financial Services,  Inc. (the "Company") of
shares  of its  Common  Stock  (as such  term is  defined  below),  pursuant  to non-transferable  subscription rights (the "Rights")  distributed to all holders of record (collectively, the "Recordholders") of shares of its common stock, par value  $0.03  per share  (the  "Common  Stock"),  at the  close of  business  on
________,  2003 (the "Record  Date").  The Rights are described in the Company's
Prospectus dated _____, 2003 (the "Prospectus").

            In the Rights  Offering,  the Company is offering  an  aggregate  of
______ shares of Common Stock, as described in the Prospectus.

            The Rights will expire,  if not  exercised,  at 5:00 p.m.,  New York
City time, on _____, 2003, unless extended in the sole discretion of the Company
(as it may be extended, the "Expiration Date").

            Each Right  entitles  the holder  thereof to  subscribe  for _______
shares of Common Stock (the "Basic Subscription Privilege") at the cash price of
$___ per share (the "Subscription Price").

            Each  Right also  entitles  the holder  thereof  to  subscribe  (the
"Over-Subscription  Privilege") for additional  shares of Common Stock that have not been purchased by other  Recordholders  pursuant to their Basic Subscription
Privilege,  at the  Subscription  Price,  if such holder has fully exercised its
Basic Subscription Privilege. See "The Rights Offering" in the Prospectus.

            The Rights are evidenced by a non-transferable Rights certificate (a
"Rights Certificate")  registered in your name or the name of your nominee. Each beneficial  owner of shares of Common Stock  registered in your name or the name of your nominee is entitled to one Right for each share of Common Stock owned by such beneficial owner at the close of business on the Record Date.

            We are asking  persons who hold shares of Common Stock  beneficially and who have  received  the Rights  distributable  with  respect to those shares through a broker,  dealer,  commercial bank, trust company or other nominee,  as well as persons who hold  certificates  of Common  Stock  directly and prefer to have such  institutions  effect  transactions  relating  to the  Rights on their behalf,  to contact  the  appropriate  institution  or nominee and request it to effect the transactions for them. In addition,  we are asking  beneficial owners who wish to obtain a separate  Rights  Certificate  to contact  the  appropriate nominee as soon as possible and request that a separate  Rights  Certificate  be issued.

            If  you  exercise  the  Over-Subscription  Privilege  on  behalf  of beneficial owners of Rights, you will be required to certify to the Subscription
Agent and the Company, in connection with the exercise of the  Over-Subscription
Privilege,  as to the  aggregate  number  of Rights  that  have  been  exercised pursuant to the Basic  Subscription  Privilege,  whether the Basic  Subscription
Privilege of each beneficial  owner of Rights on whose behalf you are acting has been  exercised  in full,  and the  number  of  shares  of  Common  Stock  being subscribed for pursuant to the  Over-Subscription  Privilege by each  beneficial owner of Rights on whose behalf you are acting.

            Enclosed are copies of the following documents:

1.          Prospectus;

2.          Instructions as to Use of Rights Certificates;

3.          A form of letter that may be sent to your clients for whose accounts you hold shares of Common Stock  registered in your name or the name of your nominee, with an attached form of instruction;

4.          Notice of Guaranteed Delivery for Rights Certificates;

5.          Nominee Holder Certification;

6.          Substitute  Form W-9  (including  Guidelines  for  Certification  of
            Taxpayer Identification Number on Substitute Form W-9); and

7.          A  return   envelope   addressed   to   _____________________,   the
            Subscription Agent.

            We are  asking  you to  contact  those  of your  clients  for  whose accounts you hold shares of Common Stock  registered in your name or the name of your nominee to obtain their instructions with respect to the Rights.

            All  commissions,  fees  and  other  expenses  (including  brokerage
commissions  and  transfer   taxes),   other  than  fees  and  expenses  of  the
Subscription Agent,  incurred in connection with the exercise of the Rights will be for the  account of the holder of the Rights,  and none of such  commissions, fees or expenses will be paid by the Company or the Subscription Agent.

            Your prompt  action is  requested.  To exercise  Rights,  you should deliver the properly  completed and signed Rights  Certificate (or the Notice of
Guaranteed  Delivery if you are following the Guaranteed  Delivery  Procedures), with  payment of the  Subscription  Price in full for each share of Common Stock subscribed for, to the Subscription  Agent, as indicated in the Prospectus.  The
Subscription  Agent must receive the Rights  Certificate or Notice of Guaranteed
Delivery with payment of the  Subscription  Price,  including final clearance of any checks,  prior to 5:00 p.m.,  New York City time,  on the  Expiration  Date.
FAILURE TO RETURN THE PROPERLY  COMPLETED  RIGHTS  CERTIFICATE  WITH THE CORRECT
PAYMENT  WILL RESULT IN YOUR NOT BEING ABLE TO EXERCISE  YOUR  RIGHTS.  A Rights

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holder cannot revoke the exercise of its Rights.  Rights not exercised  prior to the Expiration Date will expire.

            Additional  copies  of the  enclosed  materials  and  assistance  or information may be obtained from __________________,  the Information Agent. The
Information  Agent's  telephone  number for  stockholders  is ( )  ________  and telephone number for banks and brokerage firms is ( ) ________.

                                           Very truly yours,

                                           HALLMARK FINANCIAL SERVICES, INC.

                                           _________________________________

Nothing in the Prospectus or in the enclosed  documents shall  constitute you or any person as an agent of Hallmark  Financial  Services,  Inc., the Subscription
Agent,  the Information  Agent or any other person making or deemed to be making offers  of the  securities  issuable  upon  valid  exercise  of the  rights,  or authorize  you or any other  person to make any  statements  on behalf of any of them with respect to the offering except for statements made in the Prospectus.

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